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                                                                  Exhibit (p)(1)
                                 CODE OF ETHICS

                               EQ ADVISORS TRUST
                         EQ FINANCIAL CONSULTANTS, INC.
                          EQUITABLE DISTRIBUTORS, INC.


     EQ Advisors Trust (the "Fund"), EQ Financial Consultants, Inc. (in its capacities as the "Manager and one of the distributors of the Fund's two classes of shares) and Equitable Distributors, Inc. ("EDI") (in its capacity as the other distributor of the Fund's two classes of shares), collectively referred to as the "Companies," hold their employees to a high standard of integrity and business practice. In serving their clients, the Companies strive to avoid conflicts of interest or the appearance of conflicts of interest in connection with transactions in securities for their employees and for the Fund or its series.

     While affirming their confidence in the integrity and good faith of all of their officers and directors, the Companies recognize that the knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions in securities that may be possessed by certain of their officers, employees and directors could place such individuals, if they engage in personal transactions in securities that are eligible for investment by the Fund, in a position where their personal interests may conflict with the interests of the Fund.

     In view of the foregoing and of the provisions of Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act"), each Company has determined to adopt this Code of Ethics to specify and prohibit certain types of transactions deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict), and to establish reporting requirements and enforcement procedures.

I.       Statement of General Principles.

     In recognition of the trust and confidence placed in the Companies by the Fund's shareholders(1) and to give effect to the Companies' shared belief that their operations should be directed to the benefit of the Fund's shareholders, the Companies hereby adopt the following general principles to guide the actions of their trustees, directors, officers and employees.

     A. The interests of the Fund's shareholders are paramount, and all of the Fund's personnel must conduct themselves and their operations to give maximum effect to this tenet by assiduously placing the interests of the shareholders before their own.

     B. All personal transactions in securities by the Fund's personnel must be accomplished so as to avoid even the appearance of a conflict of interest on the part of such personnel with the interests of the Fund and its shareholders.

     C. All of the Fund's personnel must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to the Fund, or that otherwise bring into question the person's independence or judgment.

II.      Definitions.

         A.       "Access Person" means:


---------
(1) FOR THESE PURPOSES, THE TERM "SHAREHOLDER" SHALL BE DEEMED TO INCLUDE OWNERS OF VARIABLE ANNUITY CONTRACTS AND VARIABLE LIFE INSURANCE POLICIES FUNDED THROUGH SEPARATE ACCOUNTS INVESTING IN THE FUND.


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                  1.       each Trustee, director, general partner, or officer
                           of the Fund, the Manager or any investment adviser retained by the Manager to the Fund ("Advisers");

                  2. each employee of the Fund or any Adviser (or of any company in a control relationship to the Fund or any Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales;

                  3. each employee of the Manager (or any company in a control relationship with the Manager) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Fund or any other investment company, or whose functions relate to the making of any recommendations with respect to such purchase or sale;

                  4. each director, officer or general partner of EDI who in the ordinary course of his business, makes, participates in or obtains information regarding the purchase or sale of securities for the Fund or any other investment company whose functions or duties as part of the ordinary course of his business relates to the making of any recommendation to the Fund or any other investment company regarding the purchase or sale of securities; and

                  5. any natural person in a control relationship to the Fund, the Manager, or any Adviser, or employed by an entity in a control relationship to the Fund, the Manager, or any Adviser, who obtains information concerning recommendations made to or by the Fund, the Manager, or any Adviser, with respect to the purchase or sale of a security by the Fund.

                  6. Notwithstanding the above, where the Manager or any Adviser is primarily engaged in a business or businesses other than advising registered investment companies or other advisory clients, the term "access person" shall mean: any director, officer, general partner, or employee of the Manager or any such Adviser who, with respect to any registered investment company makes any recommendation, participates in the determination of which recommendation shall be made, or whose principal function or duties relate to the determination of which recommendation shall be made to any registered investment company; or who, in connection with his duties, obtains any information concerning securities recommendations being made by such Manager or Adviser to any registered investment company.

         B. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security for the Fund has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

         C. "Beneficial Ownership" of a security is to be determined in the same manner as for purposes of Section 16 of the Securities Exchange Act of 1934 as amended ("1934 Act"). A person will generally be deemed the beneficial owner of any securities in which he or she has a direct or indirect pecuniary interest. In addition, Beneficial Ownership includes the accounts of a spouse, minor children, relatives resident in the person's home, or other persons by reason of any contract, arrangement, understanding or relationship that provides the person with sole or shared voting or investment power.

         D.       "Control" shall have the same meaning as that set forth in
                  Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides (as of the date of adoption of this Code of Ethics) that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting security is presumed to give the holder thereof control over the
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                  company. Such presumption may be countered by the facts
                  and circumstances of a given situation. This definition is subject to any amendments in text or interpretation of Section 2(a)(9).

         E. "Disinterested Trustee" means a Trustee of the Fund who is not an "interested person" of the Fund within the meaning of
                  Section 2(a)(19) of the 1940 Act.

         F. "Fund" means EQ Advisors Trust or each of its separate series (each a "Portfolio").

         G.       "Investment Personnel" means:

                  1. all Access Persons who occupy the position of portfolio manager (or who serves on an investment committee that carries out the portfolio management function) with respect to the Fund (or any Portfolio);

                  2. all Access Persons who provide or supply information, advice and/or recommendations regarding the purchase or sale of any security by the Fund (or any Portfolio), or who execute or help execute any portfolio manager's decisions; and

                  3. all Access Persons who, in connection with their regular functions, obtain contemporaneous information regarding the purchase or sale of a security by the Fund (or any Portfolio).

         H. "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

         I. "Restricted Period" is the number of days before or after a Security is being purchased or sold by the Fund during which, subject to an exception under the particular circumstances made by the Fund's currently designated Compliance Officer in his or her discretion, no Investment Personnel may purchase or sell, directly or indirectly, any Security in which he or she had or by reason of such transaction acquires any Beneficial Ownership.

         J. "Review Officer" shall mean the person charged with the responsibility, at any given time, to pre-clear trades, grant exceptions to prohibitions under the Code, receive reports and notices required by this Code to be generated, and to accomplish any other requirement of this Code related to the oversight of activities, the exercise of discretion or the making of decisions relating to the activities of persons covered by this Code.

                  1. A person may be designated by the Board of Trustees, or the Compliance Officer as a Review Officer (or Compliance Officer may undertake the responsibility of serving as the Review Officer) for purposes of this Code without otherwise formally carrying that title or the responsibility for functions otherwise generally associated with the responsibilities of a Compliance Officer.

                  2. The Review Officer may delegate certain functions as appropriate.

         K.       "Security" shall have the same meaning as that set forth in
                  Section 2(a)(36) of the 1940 Act, except that it shall not include securities issued by the Government of the United States or an agency thereof, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered, open-end management investment companies.

         L. A "Security held or to be acquired" by the Fund means any Security which, within the most recent fifteen (15) days, (i) is or has been held by any Portfolio of the Fund, or (ii) is being or has been considered for purchase by any Portfolio of the Fund.


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         M.      A Security is "being purchased or sold" by any Portfolio of the
                 Fund from the time when a purchase or sale program has been communicated to the person who places the buy and sell orders for any Portfolio of the Fund until the time when such program has been fully completed or terminated.

         N. "Compliance Statement" refers to a statement in the form attached to this Code of Ethics as Appendix A.

         O. "Personal Account" refers to any brokerage account with a broker-dealer in which an Access Person, a spouse, a minor child or other relative resident in the Access Person's home or other persons by reason of any contract, arrangement, understanding or relationship that provides the Access Person with a Beneficial Ownership interest directly or by reason of a sole or shared voting or investment power.

III.     Prohibited Purchases and Sales of Securities.

         A. In connection with the purchase or sale, directly or indirectly, of a Security held or to be acquired by any Portfolio of the Fund, no Access Person shall (1) employ any device, scheme or artifice to defraud the Fund or any Portfolio of the Fund; (2) make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; (3) engage in any act, practice or course of business that would operate as a fraud or deceit upon any Portfolio of the Fund, or (4) engage in any manipulative practice with respect to the Fund or any Portfolio of the Fund. Such acts shall include, but not be limited to, the following:

                  1. Intentionally inducing or causing the Fund to take action or to fail to take action, for the purpose of achieving a personal benefit rather than to benefit the Fund, shall be a violation of this Code. Examples of this violation include:

                           a. causing any Portfolio of the Fund to purchase a Security owned by the individual for the purpose of supporting or driving up the price of the Security; and

                           b. causing any Portfolio of the Fund to refrain from selling a Security in an attempt to protect the value of the individual's investment, such as an outstanding option.

                  2. Using actual knowledge of transactions for any Portfolio of the Fund to profit by the market effect of such transactions shall be a violation of this Code. Subject to the discretion of the Review Officer, one test that may be applied in determining whether this prohibition has been violated will be to review the securities transactions of Access Persons for patterns (noting, however, that a violation could be deemed to have resulted from a single transaction if the circumstances so warrant). For example:

                           a. Any pattern involving parallel transactions (for any Portfolio of the Fund and the individual both buying or both selling the same security) or opposite transactions (buy/sell or sell/buy) within the Restricted Period specified below in Subsection B may be analyzed to determine whether the individual's transaction may have violated the prohibition.

                           b. Among the factors that may be considered in the analysis are:

                                    (1)      the number and dollar value of the
                                             transactions;

                                    (2)      the trading volume of the
                                             Securities in question;

                                    (3)      the length of time the Security has
                                             been held by the individual; and


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                                    (4)      the individual's involvement in the
                                             investment process.

                  3. Access Persons have an affirmative duty to bring suitable Securities to the attention of the investment personnel. The intentional failure to recommend a suitable Security to, or the failure to purchase a Security for, any Portfolio of the Fund for the purpose of avoiding the appearance of conflict with respect to a personal transaction in that Security may be considered a violation of this Code. Personal transactions will be reviewed with regard to this policy.

         B. Subject to Section IV, on Pre-Clearance of Transactions, no Investment Personnel shall purchase or sell, directly or indirectly, any Security in which he had or by reason of such transaction acquires any Beneficial Ownership, within the Restricted Period, currently designated as seven (7) days before or after the time that the same (or a related) Security is being purchased or sold by the Fund.

         C. No Investment Personnel may acquire a Security as part of an initial public offering by the issuer.

         D. No Investment Personnel may sell a Security within 60 days of acquiring Beneficial Ownership of that Security.

IV.      Pre-Clearance of Transactions.

         A. All Investment Personnel must pre-clear all proposed personal transactions in Securities with the Fund's designated Review Officer prior to proceeding with the securities transaction.

                  1. No transaction in Securities may be effected by Investment Personnel without the prior written approval of the Review Officer, as set forth in a signed Personal Request and Trading Authorization Form, a sample of which is attached to this Code.

                  2. Clearance authorizations are effective only until the close of trading on the date the approval is received, unless otherwise indicated in writing.

                  3. The Review Officer will promptly provide a copy of each Personal Trading Request and Authorization Form it receives to the Fund's Compliance Officer.

         B. Transactions exempted in Section V.B below do not have to be pre-cleared.

V.       Exempt Purchases and Sales.

         A. The following transactions must be pre-cleared, but shall be entitled to clearance from the Review Officer absent circumstances that the Review Officer, in his or her discretion, believes warrant treatment other than immediate approval:

                  1. Purchases or sales of Securities that are not eligible for purchase or sale by a Portfolio of the Fund to which the proposed investor is the relevant Investment Personnel.

                  2. Transactions which, after consideration of all the facts and circumstances, are deemed not to be in violation of Section III, of this Code, and to present no reasonable likelihood of harm to the Fund. Such transactions may include, but are not limited to:

                           a. Transactions within the Restricted Period that the Review Officer determines would not benefit or disadvantage the position of any Portfolio of the Fund in the Security;


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                           b.       Transactions within the Restricted Period
                                    that the Review Officer determines would not benefit the applicable Investment Personnel's position in the Security as a result of a trade by the relevant Portfolio;

                           c. Transactions in connection with which the potential harm to the Fund or any of its Portfolios is remote;

                           d. Transactions unlikely to affect a highly institutionalized market; and

                           e. Transactions clearly, in the opinion of the Review Officer, not related economically to Securities to be purchased, sold or held by any Portfolio of the Fund.

                  3. The Review Officer may exercise discretion to exempt any person from certain provisions of this Code if such person's services are:

                           a.       deemed to be valuable, and

                           b. without the exemption the person could not perform the function for which he or she was hired by any of the Companies.

                           Any such exemptions shall be in writing and subject to approval of the Board of Trustees of the Fund or the Compliance Officer.

         B. The requirements of Section IV, (dealing with pre-clearance obligations of Investment Personnel under this Code) shall not apply to the following transactions:

                  1. Purchases or sales over which Investment Personnel had no direct or indirect influence or control;

                  2. Purchases or sales that are non-volitional on the part of Investment Personnel or any Portfolio, including purchases or sales upon the exercise of puts or calls written by Investment Personnel and sales from a margin account pursuant to a bona fide margin call;

                  3. Purchases that are part of an automatic dividend reinvestment plan;

                  4. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer;

                  5. Transactions that appear, pursuant to reasonable inquiry and investigation, to present no reasonable likelihood of harm to the Fund and that are otherwise in accordance with Rule l7j-l. Such transactions would normally include purchases or sales of up to 1,000 shares of a Security being considered for purchase or sale by the Fund (but not then being purchased or sold for the Fund) if the issuer has a market capitalization of over $1 billion;

                  6. Purchases or sales of Securities effected by Investment Personnel who are required to pre-clear their proposed Securities transactions in accordance with a code of ethics described in Section IX, of this Code (addressing the codes of ethics of Advisers retained by the Manager to the Fund and the code of ethics of the Fund's administrator ("Chase")), provided that such Investment Personnel comply with these preclearance requirements.

VI.      Additional Restrictions and Requirements.

         A. Gifts. No Access Person shall accept or receive any gift of more than de minimis value (i.e., $100) from any person or entity that does business with or on behalf of any of the Companies.


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         B.       Directorships. No Investment Personnel may accept a position as a director, trustee or general partner of a publicly-traded company or partnership, unless such position has been presented to and approved by the Fund's Board of Trustees as consistent with the interests of the Fund and its shareholders.

         C.       Duplicate Confirmations.

                  1. All Investment Personnel must submit duplicate confirmations to the Review Officer, either by (a) directing each brokerage firm or bank at which such persons maintain securities accounts to send simultaneous duplicate copies of such persons' statements to the Review Officer, or (b) by the Investment Personnel personally providing duplicate copies of all such statements directly to the Review Officer within two (2) business days of receipt.

                  2. Investment Personnel who provide copies of their brokerage account statements to a designated review officer pursuant to a code of ethics described in
                           Section IX, of this Code are not required to provide copies of such statements to the Fund's Review Officer pursuant to this paragraph.

         D.       List of Securities.

                  1. Initial Report. Each Access Person except for each Disinterested Trustee of the Fund must provide to the Review Officer an initial complete listing of all securities owned by such person as of the date the Fund commences operation, or as of the date the person first becomes an Access Person. The initial listing must be submitted no later than 10 days after the event that gave rise to the obligation to provide a list.

                  2. Subsequent Reports. Each Access Person except for each Disinterested Trustee of the Fund must thereafter submit a revised list of such holdings to the Review Officer, covering the prior calendar year, no later than January 10.

                  3. Exception. Any Access Person that would be required to provide an initial or subsequent listing of all securities owned by such person pursuant to Section VI.D., hereof, shall not be required to file reports pursuant to Section VI.D. where such Access Person is subject to a code of ethics described in Section IX of this Code.

         E. Confidentiality. All reports of securities transactions and any other information filed with the Fund pursuant to this Code shall be treated as confidential. In this connection, no Access Person shall reveal to any other person (except in the normal course of his or her duties on behalf of any of the Companies) any information regarding Securities transactions made or being considered by or on behalf of any Portfolio of the Fund.

VII.              Reporting Obligations.

         A. Each Access Person (other than the Fund's Disinterested Trustees) shall file quarterly with the Review Officer a report indicating all transactions in Securities in which the person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership. The Review Officer shall submit confidential quarterly reports with respect to his or her own personal securities transactions to an Alternate Review Officer, as designated by the Board of Trustees or the Compliance Officer. The Alternate Review Officer designated to receive and review the Review Officer's reports shall undertake those responsibilities in a manner consistent with the responsibilities of the Review Officer under this Code.

         B. Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:


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                  1.       The date of the transaction, the title and the number
                           of shares or the principal amount of each Security involved;

                  2. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                  3.       The price at which the transaction was effected;

                  4. The name of the broker, dealer or bank with or through whom the transaction was effected; and

                  5.       The date the report was signed.

         C. In the event no reportable transactions occurred during the quarter, the report should be so noted and returned signed and dated.

         D. Any Access Person that would otherwise be required to report his or her transactions under this Code shall not be required to file reports pursuant to this section of the Code where such Access Person is required to file reports pursuant to a code of ethics described in Section IX, of this Code.

         E. A Disinterested Trustee shall report transactions in Securities only if the Trustee knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a Trustee, should have known, that during the 15-day period immediately preceding or following the date of the transaction (or such period prescribed by applicable law), such security was purchased or sold, or was being considered for purchase or sale, by any Portfolio of the Fund. (The "should have known" standard implies no duty of inquiry, does not presume there should have been any deduction or extrapolation from discussions or memoranda dealing with tactics to be employed meeting any Portfolio's investment objectives, or that any knowledge is to be imputed because of prior knowledge of any Portfolio's portfolio holdings, market considerations, or any Portfolio's investment policies, objectives and restrictions.)

         F. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect Beneficial Ownership in the Security to which the report relates.

         G. Any Access Person who files a Compliance Statement with the Review Officer and directs all broker-dealers named therein to submit duplicate copies of all confirmation statements and periodic statements to the Review Officer shall not be required to file quarterly reports pursuant to Section VII.A with respect to any Personal Accounts listed thereon for the next four succeeding calendar quarters. Each Access Person filing a Compliance Statement with the Review Officer shall promptly notify the Review Officer if any Personal Account is opened or closed.

VIII.    Review and Enforcement.

         A. The Review Officer, in consultation with each Adviser, shall compare all reported personal Securities transactions with completed portfolio transactions of each Portfolio of the Fund and a list of securities being considered for purchase or sale by any Portfolio of the Fund to determine whether a violation of this Code may have occurred. Before making any determination that a violation has been committed by any person, the Review Officer shall give such person an opportunity to supply additional explanatory material.

         B. If the Review Officer determines that a violation of this Code may have occurred, the Review Officer shall submit his or her written determination, together with a confidential report and any additional explanatory material provided by the individual, to the President of the Fund (or to a person to whom the President shall delegate this authority, such as the Compliance
                  Officer, to the extent such person also serves as Review Officer) and outside counsel to the Fund, who shall make an independent determination as to whether a violation has occurred.

         C. If the President (or designee) and outside counsel find that a violation has occurred, the President shall impose upon the individual such sanctions as he or she deems appropriate and shall report the violation and the sanction imposed to the Board of Trustees of the Fund.

         D. No person shall participate in a determination of (1) whether he or she personally has committed a violation of the Code, or
                  (2) the imposition of any sanction. If a Securities transaction of the President is under consideration, any Vice President shall act in all respects in the manner prescribed in this Code for the President.

IX.      Adviser and Chase Codes of Ethics.  Adviser and Chase shall each:

         A. Submit to the Board of Trustees of the Fund a copy of its code of ethics adopted pursuant to Rule 17j-1;

         B. Promptly report to the Fund in writing any material amendments to such code;

         C. On a quarterly basis provide to the Fund written certification of the compliance of their Access Persons with their Code of Ethics ; and

         D. Shall immediately furnish to the Fund all information deemed reasonably necessary by the Board of Trustees or its counsel or counsel to the Fund for their consideration regarding any material violation or series of other violations of such Code by an Access Person.

X. Records. The Companies shall maintain records in the manner and to the extent set forth below, which may be maintained on microfilm or by such other means permissible under the conditions described in Rule 31a-2 under the 1940 Act, or under no-action letters or interpretations under that rule, and shall be available for examination by representatives of the Securities and Exchange Commission.

         A. A copy of this Code shall be preserved in an easily accessible place;

         B. A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs;

         C. A copy of each report made by an Access Person pursuant to this Code shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

         D.       A list of all Access Persons who are, or within the past five
                  (5) years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

XI.      Approval, Amendment and Interpretation of Provisions.

         A. This Code was approved by the Board of Trustees of the Fund prior to shares of the Fund commencing operations, and may be amended as necessary or appropriate with the approval of the Board of Trustees.

         B. The President of the Fund shall report to the Board of Trustees at least annually as to the operation of this Code and shall address in any such report the need (if any) for further changes or modifications to this Code.

         C. This Code is subject to interpretation by the Board of Trustees in its discretion.

                                   APPENDIX A

                           EQ ADVISORS TRUST ("FUND")
                      EQUITABLE DISTRIBUTORS, INC. ("EDI")
                 AND EQ FINANCIAL CONSULTANTS, INC. ("Manager")


         I hereby certify that I have read and understand the Code of Ethics for the Fund, EDI and the Manager and hereby agree, to comply with the policies and procedures contained in the Code of Ethics.


                  1.       In connection therewith, I agree to:

                           a. file with the Review Officer and maintain on a current basis a list of all Personal Accounts (as defined in Section II.(P) of the Code);

                           b.       arrange to have duplicate trade
                                    confirmations and periodic statements for each Personal Account submitted to the Review Officer directly by the securities firm maintaining the Personal Account(s); and

                           c. be personally responsible for determining if any security transaction for my Personal Account(s) is prohibited by the Code or any other policy statement of the Equitable Life Assurance Society of the United States.

                  2. The following Personal Account(s) are maintained at the broker- dealer(s) and/or financial institution(s) named below (if none write "none"):

                           a. registered in my name at the following broker-dealer(s):

                                    -------------------------------------------

                                    -------------------------------------------

                                    -------------------------------------------

                           b. registered in the name of my spouse at the following broker- dealer(s):

                                    -------------------------------------------

                                    -------------------------------------------

                                    -------------------------------------------

                           c. registered in the name of a family member who resides with me at the following broker-dealer(s):

                                    name of family member name of broker-dealer

                                    --------------------- ---------------------

                                    --------------------- ---------------------

                                    --------------------- ---------------------

                           d. registered in the name of any other person who resides with me at the following broker-dealer(s):

                                    name of person        name of broker-dealer

                                    --------------------- ---------------------

                                    --------------------- ---------------------

                                    --------------------- ---------------------

                           3. I have a direct or indirect Beneficial Ownership interest with respect to the following other account(s) at the following broker-dealer(s) (do not list client accounts):

                                    name and description
                                    of account            name of broker-dealer

                                    --------------------- ---------------------

                                    --------------------- ---------------------

                                    --------------------- ---------------------

                           4. I will notify the Review Officer if a Personal Account is opened or closed. If the answers to paragraphs a through d of Section 2 above are all "none," I certify that neither I nor any member of my family who resides with me or any other person who resides with me currently maintains a brokerage account.


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Date                                            Signature


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